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


    As filed with the Securities and Exchange Commission on November 3, 2005.

                                                          Registration No. 333-
================================================================================
                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                               ------------------

                                    FORM S-8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                               ------------------
                            Circuit City Stores, Inc.
             (Exact name of registrant as specified in its charter)

     Commonwealth of Virginia                                  54-0493875
   (State or other jurisdiction                            (I.R.S. Employer
 of incorporation or organization)                        Identification No.)


              9950 Mayland Drive
              Richmond, Virginia                                          23233
   (Address of Principal Executive Offices)                            (Zip Code)
                   ------------------------------------------

                  InterTAN Canada, Ltd. Stock Purchase Program
                            (Full title of the plan)

                              Reginald D. Hedgebeth
         Senior Vice President, General Counsel and Corporate Secretary
                            Circuit City Stores, Inc.
                               9950 Mayland Drive
                            Richmond, Virginia 23233
                     (Name and address of agent for service)

                                 (804) 527-4000
          (Telephone number, including area code, of agent for service)
                 -----------------------------------------------

                         CALCULATION OF REGISTRATION FEE
============================================= =============== ======================= ========================== =================
                                                                     Proposed maximum
                                                Amount to be     offering price per        Proposed maximum          Amount of
    Title of Securities to be Registered         registered          share (1)         aggregate offering price   registration fee
---------------------------------------------- --------------- ----------------------- -------------------------- -----------------
Common Stock, par value $.50 per share........    500,000             $17.625                 $8,812,500             $1,037.23
============================================== =============== ======================= ========================== =================

-----------------------------------------------------------------------------------------------------------------------------------
(1)  Estimated  solely for the purpose of calculating  the  registration  fee as contemplated  by Rules 457(c) and 457(h)(1) of the  Securities Act of 1933,
     as amended,  and based on the average of the high ($17.79) and low ($17.46)
     per share sales prices of the Common  Stock on the New York Stock  Exchange on November 1, 2005.

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        The securities  covered by this  registration  statement will be offered and sold to eligible employees and joint venture managers of InterTAN Canada, Ltd. and its participating affiliates from time to time under the InterTAN
Canada, Ltd. Stock Purchase Program. InterTAN Canada, Ltd. is an indirect wholly-owned subsidiary of Circuit City Stores, Inc.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1. Plan Information.

        Not required to be filed.

Item 2. Registrant Information and Employee Plan Annual Information.

        Not required to be filed.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Certain Documents by Reference.

        Circuit City Stores, Inc. hereby incorporates by reference into this registration statement the documents listed below:

        (a). Circuit City's Annual Report on Form 10-K for the fiscal year ended February 28, 2005 (File No. 1-5767), filed with the Commission on May 13, 2005;

        (b). Circuit City's Quarterly Report on Form 10-Q for the quarter ended May 31, 2005 (File No. 1-5767), filed with the Commission on July 8, 2005;

        (c). Circuit City's Quarterly Report on Form 10-Q for the quarter ended August 31, 2005 (File No. 1-5767), filed with the Commission on October 7, 2005;

        (d). Circuit City's Current Report on Form 8-K (File No. 1-5767), filed with the Commission on March 2, 2005;

        (e). Circuit City's Current Report on Form 8-K (File No. 1-5767), filed with the Commission on April 21, 2005;

        (f). Circuit City's Current Report on Form 8-K (File No. 1-5767), filed with the Commission on June 23, 2005;

        (g). Circuit City's Current Report on Form 8-K (File No. 1-5767), filed with the Commission on July 21, 2005; and

                                       2

        (h). Circuit City's Current Report on Form 8-K (File No. 1-5767), filed with the Commission on August 19, 2005;

        (i). the description of Circuit City's Common Stock contained in the Registration Statement on Form 8-A/A (File No. 1-5767) filed with the Commission on September 13, 2005, and as the same may be further amended after the date hereof.

In addition, all documents filed by Circuit City pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference into this registration statement and to be a part hereof from the respective dates of filing of such documents.

Item 4. Description of Securities.

        Not Applicable.

Item 5. Interests of Named Experts and Counsel.

        None.

Item 6. Indemnification of Directors and Officers.

        The laws of the Commonwealth of Virginia pursuant to which Circuit City is incorporated permit Circuit City to indemnify its officers and directors against certain liabilities. The Circuit City Amended and Restated Articles of Incorporation, as amended, provide for the indemnification of each director and officer (including former directors and officers and each person who may have served at the request of Circuit City as a director or officer of any other legal entity and, in all such cases, his or her heirs, executors and administrators) against liabilities (including expenses) reasonably incurred by him or her in connection with any actual or threatened action, suit or proceeding to which he or she may be made a party by reason of his or her being or having been a director or officer of Circuit City, except in relation to any action, suit or proceeding in which he or she has been adjudged liable because of willful misconduct or a knowing violation of the criminal law.

        Circuit City has purchased directors' and officers' liability insurance policies. Within the limits of their coverage, the policies insure (1) the directors and officers of Circuit City and its subsidiaries against certain losses resulting from claims against them in their capacities as directors and officers to the extent that such losses are not indemnified by Circuit City and
(2) Circuit City to the extent that it indemnifies such directors and officers for losses as permitted under the laws of Virginia.

                                        3

Item 7. Exemption from Registration Claimed.

        Not applicable.

Item 8. Exhibits.

4.1     Circuit City's Amended and Restated Articles of Incorporation,  filed as
        Exhibit 3.1 to Circuit City's Form 8-A/A filed September 13, 2005 (File No. 1-5767), are expressly incorporated herein by this reference.

4.2     Circuit City's Bylaws,  as amended and restated April 19, 2005, filed as
        Exhibit 3.1 to Circuit City's Current Report on Form 8-K filed April 21, 2005 (File No. 1-5767), are expressly incorporated herein by this reference.

5.1     Opinion and Consent of McGuireWoods LLP*

23.1    Consent of KPMG LLP*

23.2    Consent of McGuireWoods LLP (included in Exhibit 5.1)

24.1    Powers of Attorney*

99.1 InterTAN Canada, Ltd. Stock Purchase Program, filed as Appendix B to Circuit City's Definitive Proxy Statement on Schedule 14A, dated May 13, 2005, for the Annual Meeting of Shareholders held on June 21, 2005 (File No. 1-5767), is expressly incorporated herein by this reference.

-----------------------
* Filed herewith.


Item 9. Undertakings.

        (a) The undersigned registrant hereby undertakes:

            (1) To file,  during any  period in which  offers or sales are being made, a post-effective amendment to this registration statement:

                (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                (ii) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing,

                                       4

                      any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

                (iii) To include any  material  information  with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

            (2) That,  for the purpose of  determining  any liability  under the
                Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (3) To  remove  from  registration  by  means  of  a  post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the

                                       5

Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                       6


                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of Henrico, Commonwealth of Virginia, on November 3, 2005.

                      CIRCUIT CITY STORES, INC.

                      By:      /s/ Philip J. Dunn
                               ----------------------------------------------
                               Philip J. Dunn
                               Senior Vice President, Treasurer and Controller


     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
registration statement has been signed below by the following persons in the capacities indicated on November 3, 2005.

Signature                                            Title


/s/ W. Alan McCollough*         Chairman, Chief Executive Officer and Director
W. Alan McCollough              (principal executive officer)


/s/ Michael E. Foss*            Executive Vice President and Chief Financial
Michael E. Foss                 Officer (principal financial officer)


/s/ Philip J. Dunn             Senior Vice President, Treasurer and Controller
Philip J. Dunn                 (principal accounting officer)


/s/ Ronald M. Brill*           Director
Ronald M. Brill


/s/ Carolyn H. Byrd*           Director
Carolyn H. Byrd


/s/ Ursula O. Fairbairn*       Director
Ursula O. Fairbairn


                                       7


/s/ Barbara S. Feigin*         Director
Barbara S. Feigin


/s/ James F. Hardymon*         Director
James F. Hardymon


/s/ Alan Kane*                 Director
Alan Kane


/s/ Allen B. King*             Director
Allen B. King


/s/ Mikael Salovaara*          Director
Mikael Salovaara


/s/ J. Patrick Spainhour*      Director
J. Patrick Spainhour


/s/ Carolyn Y. Woo*            Director
Carolyn Y. Woo



*By:     /s/ Alice G. Givens
         -----------------------------------
         Alice G. Givens
         Attorney-In-Fact

                                       8



                                  EXHIBIT INDEX

Exhibit
Number   Document

4.1      Circuit City's Amended and Restated Articles of Incorporation, filed as
         Exhibit 3.1 to Circuit City's Form 8-A/A filed September 13, 2005 (File No. 1-5767), are expressly incorporated herein by this reference.

4.2      Circuit City's Bylaws, as amended and restated April 19, 2005, filed as
         Exhibit 3.1 to Circuit City's Current Report on Form 8-K filed April 21, 2005 (File No. 1-5767), are expressly incorporated herein by this reference.

5.1      Opinion and Consent of McGuireWoods LLP*

23.1     Consent of KPMG LLP*

23.2     Consent of McGuireWoods LLP (included in Exhibit 5.1)

24.1     Powers of Attorney*

99.1 InterTAN Canada, Ltd. Stock Purchase Program, filed as Appendix B to Circuit City's Definitive Proxy Statement on Schedule 14A, dated May 13, 2005, for the Annual Meeting of Shareholders held on June 21, 2005 (File No. 1-5767), is expressly incorporated herein by this reference.

-----------------------
* Filed herewith.


                                       9